Exhibit 23.3
Consent of Independent Auditors
          We consent to the incorporation by reference in Registration Statement Nos. 2-90847, 33-33620, 333-56904, 333-66698, 333-106852 and 333-142132 on Form S-8 of Westmoreland Coal Company and subsidiaries of our report dated March 10, 2006, relating to the financial statements of Westmoreland—LG&E Partners as of December 31, 2005 and for the year then ended, included in this Annual Report on Form 10-K of Westmoreland Coal Company for the year ended December 31, 2007.
/s/ Deloitte & Touche LLP
Columbus, Ohio
March 30, 2008